UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Altus Midstream LP Credit Agreement

On February 7, 2020, Altus Midstream LP, a Delaware limited partnership (the “Partnership”), entered into a Second Amendment to Credit Agreement among the Partnership, the lenders party thereto, the swingline lender party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto (the “Amendment”), which amends the Credit Agreement among those parties dated November 9, 2018 (as previously amended and amended by the Amendment, the “Credit Agreement”). The Partnership is a subsidiary of Altus Midstream Company, a Delaware corporation (the “Corporation”).

The Amendment was entered into in connection with the Partnership’s satisfaction of the condition which ended the “Initial Period” under the Credit Agreement, resulting in aggregate commitments increasing to $800 million. The consolidated net income of the Partnership and its restricted subsidiaries, as adjusted pursuant to the Credit Agreement, for the fiscal quarter ended December 31, 2019 exceeded $175 million on an annualized basis, satisfying the condition to end the Initial Period. Pursuant to the Amendment, the Initial Period ended, and the post-Initial Period started, on December 31, 2019.

Cautionary Note Regarding Summaries

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Amendment, a copy of which is filed as Exhibit 10.1 to this report, the First Amendment to Credit Agreement filed as Exhibit 10.2 to the Corporation’s Current Report on Form 8-K filed on May 13, 2019, and the Credit Agreement filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed on November 13, 2018, each of which is incorporated herein by reference.

The Credit Agreement has been incorporated by reference into this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Partnership or the Corporation. Representations, warranties, and covenants in the Credit Agreement were made only for purposes of the Credit Agreement, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Credit Agreement. Representations and warranties in the Credit Agreement may have been made as of specific dates and for purposes of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties, or covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership or the Corporation or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Corporation.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Second Amendment to Altus Midstream LP Credit Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment to Credit Agreement, dated as of February 7, 2020, among Altus Midstream LP, the lenders party thereto, the swingline lender party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.

10.2	First Amendment to Credit Agreement, dated as of April 17, 2019 but effective May 8, 2019, among Altus Midstream LP, the lenders party thereto, the swingline lender party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto (incorporated by reference to Exhibit 10.2 to the Corporation’s Current Report on Form 8-K filed on May 13, 2019, SEC File No. 001-38048).

10.3	Credit Agreement, dated as of November 9, 2018, among Altus Midstream LP, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, Citibank, N.A., Bank of America, N.A., The Toronto-Dominion Bank, New York Branch, MUFG Bank Ltd., and The Bank of Nova Scotia, Houston Branch, as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed on November 13, 2018, SEC File No. 001-38048).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: February 11, 2020	/s/ Ben C. Rodgers
	Name:	Ben C. Rodgers
	Title:	Chief Financial Officer and Treasurer